Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

OPAL Fuels Inc.
White Plains, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-267713) and Form S-3 (No. 333-273584 and No. 333-266757), of OPAL Fuels Inc. of our report dated March 15, 2024, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Stamford, Connecticut
March 15, 2024